UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                 CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                         --------------------------

Date of Report (Date of earliest event reported)   March 6, 2003
                                                 -----------------

Commission file number  33-47248
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                            SLADE'S FERRY BANCORP
                            ---------------------
           (Exact name of registrant as specified in its charter)


          Massachusetts                       04-3061936
---------------------------------       ---------------------
   (State or other jurisdiction            (I.R.S. Employer
 of incorporation or organization)      Identification Number)


100 Slade's Ferry Avenue
PO Box 390                                      02726
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Somerset, Massachusetts                       (Zip Code)
(Address of Principal Executive Offices)


                                (508)675-2121
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            (Registrant's Telephone Number, including Area Code)


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        (Former name or former address, if changed since last report)


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Item 5.  Other Events
---------------------

      The company announced on March 6, 2003 that it will establish a liability in the first quarter of 2003 of approximately $1.3 million for additional state taxes, including interest (net of any federal tax deduction associated with such taxes and interest) as a result of new legislation that retroactively disallows the deduction for dividends received from a real estate investment trust subsidiary ("REIT") for fiscal years 1999 through 2002.

      The liability is the result of new legislation signed on March 5, 2003 by the Governor of Massachusetts that amends state law to disallow the deduction for dividends received from a REIT. This amendment applies retroactively to tax years ending on (or after) December 31, 1999. As a result of the new legislation, Slade's Ferry will also cease recording the tax benefits associated with the dividend deduction, effective for the 2003 tax year. As a result of the new legislation, Slade's Ferry expects that its effective tax rate for 2003 will increase by 1.6%.

      The Company also announced that the board of directors for Slade's Ferry Bancorp will support an industry legal challenge, and questions the constitutionality of the retroactive provision.

Item 7.  Financial Statements and Exhibits
------------------------------------------

(c)   Exhibits - see Exhibit Index.


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                                EXHIBIT INDEX
                                -------------

Exhibit No.     Description                               Page
-----------     -----------                               ----

20.1            March 6, 2003 press release announcing
                reserves for state tax liability


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SLADE'S FERRY BANCORP
                                       -----------------------------------
                                       (Registrant)


March 7, 2003                          By    /s/ Edward Bernardo, Jr.
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(Date)                                           Edward Bernardo, Jr.
                                                 Treasurer


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